Exhibit 10.10(a)

HORACE MANN SERVICE CORPORATION
EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a).

NAME OR TITLE	EFFECTIVE DATE OF PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	**
EVP and CMO	December 10, 2014
EVP, Annuity, Life, Group	February 15, 2012

TIER III PARTICIPANTS
SVP and CHRO	June 4, 2014

* Subject to acceptance within 30 days of effective date of participation
** Subject to Section 4.2(b) of the Plan

Last updated: March 4, 2015

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